UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 3, 2012

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                             (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

The J. M. Smucker Company (the “Company”) today announced that it has completed the acquisition of a majority of the North American foodservice coffee and hot beverage business of Sara Lee Corporation (“Sara Lee”) in an all cash transaction.  The Company previously announced the agreement with Sara Lee on October 24, 2011.  The acquisition includes Sara Lee’s market-leading liquid coffee concentrate business sold under the licensed Douwe Egberts® brand, along with a variety of roast and ground coffee, cappuccino, tea, and cocoa products, sold through foodservice channels in North America.  In addition, the companies entered into a long-term innovation partnership to collaborate on liquid coffee technology for the foodservice market.  Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by The J. M. Smucker Company, dated January 3, 2012.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release issued by The J. M. Smucker Company, dated January 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Vice President, General Counsel and Corporate Secretary

Date:           January 3, 2012

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by The J. M. Smucker Company, dated January 3, 2012.